SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2018 (February 22, 2018)

MoneyOnMobile, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-53997	20-8592825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 758-8600

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Copy to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Ference Kesner LLP
1185 Avenue of the Americas, 37th Fl.New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02 Unregistered Sales of Equity Securities.

On February 22, 2018, MoneyOnMobile, Inc. (the “Company”) and Mr. Laird Cagan entered into a securities exchange agreement (the “Securities Exchange Agreement”), pursuant to which the Company exchanged with Mr. Cagan certain outstanding notes (the “Original Notes”) in the aggregate principal amount of $1,889,422 plus $591,151 accrued but unpaid interest for a senior convertible promissory note in the principal amount of $2,480,573 (the “Loan”) at an interest rate of twelve percent (12%) per annum (the “New Note”), subject to the security agreement entered into by and between the Company and Mr. Cagan on February 28, 2018 (the “Security Agreement”).

Pursuant to the New Note, the outstanding principal amount of the Loan shall be payable in full on December 31, 2019. At any time while the New Note is outstanding, the holder of the New Note shall have the right, at his option, to convert all or a part of the outstanding Loan into that number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), equal to the result of dividing the Loan, and any accrued and unpaid Interest thereon, by $0.25, subject to adjustment. Upon an event of default as described in the New Note, the Company shall be liable for a late fee of five percent (5%) of the unpaid portion of the amount then due. At any time after an event of default, at the option of the holder of the New Note, upon written notice to the Company, the outstanding principal of any and all accrued but unpaid interest in respect of the New Note shall be immediately due and payable.

Pursuant to the Security Agreement, the Company granted to Mr. Cagan a lien and security interest in, except that such lien and security interest shall be subject to the Hall MOM Liability (as defined in the Security Agreement), all assets of the Company, as described in the Security Agreement (the “Collateral”). On February 28, 2018, a UCC-1 financing statement was filed with the State of Texas to record the security interest in the Collateral in favor of Mr. Cagan.

The issuance of the New Note is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.

The foregoing description of the terms of the Securities Exchange Agreement, the New Note and the Security Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the forms of the Securities Exchange Agreement, the New Note and the Security Agreement, which are filed herewith as Exhibit 99.1, 99.2 and 99.3, and are incorporated herein by reference.

ItItem 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Form of Subscription Agreement
99.2	Form of the New Note
99.3	Form of the Security Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MONEYONMOBILE, INC.

Date: February 28, 2018	By:	/s/ Scott S. Arey
Scott S. Arey Chief Financial Officer

Exhibits

Exhibit No.	Description
99.1	Form of Subscription Agreement
99.2	Form of the New Note
99.3	Form of the Security Agreement